UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 15, 2019 (April 10, 2019)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On April 10, 2019, each of Joseph B. Anderson and Michael N. Regan notified the Board of Directors (the “Board”) of Rite Aid Corporation (the “Company”) of his decision to resign from the Board effective as of April 10, 2019.

(d)          On April 10, 2019, the Board appointed Elizabeth (“Busy”) Burr and Katherine (“Kate”) Quinn as members of the Board, effective as of April 10, 2019, to fill the vacancies created by Mr. Anderson’s and Mr. Regan’s resignations.  Ms. Burr’s and Ms. Quinn’s terms will expire at the Company’s 2019 annual meeting of stockholders.

Ms. Burr most recently served as the chief innovation officer and vice president of healthcare trend and innovation at Humana where she was responsible for driving the design, build and adoption of new product platforms in digital health, provider experience, and telemedicine, to improve health outcomes, create superior member experiences, and improve health care costs. She also founded Humana’s strategic investing practice, Humana Health Ventures. Prior to joining Humana in 2015, Burr was managing director of Citi Ventures and led large-scale business transformation efforts as the global head of Citi’s Business Incubation Function-DesignWorks. Earlier in her career, Burr spent seven years in investment banking at Morgan Stanley and Credit Suisse First Boston and previously served as vice president of global brand management at Gap, Inc. Burr holds an MBA from Stanford University and a bachelor’s degree in Economics from Smith College. Burr serves on the Boards of Mr. Cooper Group and Satellite Healthcare and is a member of the Smith College Business Network Advisory Council.

Ms. Quinn has served as vice chairman and chief administrative officer of U.S. Bancorp since April 2017 and is responsible for leading human resources, strategy and corporate affairs at the company.  Quinn joined U.S. Bancorp in 2013 as executive vice president and chief strategy and reputation officer.  Prior to joining U.S. Bancorp, Quinn most recently served as senior vice president and chief marketing officer at Anthem, a health benefits company, where she directed the company’s marketing, customer communications, digital, customer experience and retail strategies. She previously served as Anthem’s vice president of corporate marketing. Earlier in her career, Quinn served as chief marketing and strategy officer at a division of The Hartford, following leadership roles in strategy and product development at CIGNA and PacifiCare Health Systems, respectively. Quinn earned an MBA from University of Phoenix and a bachelor’s degree from Hunter College. In addition to her role at U.S. Bancorp, Quinn presently serves as a member of the Board of Trustees for both Minnesota Public Radio, and Fraser, a non-profit organization serving children and adults with special needs.

Ms. Burr has been appointed to the Audit Committee and Ms. Quinn has been appointed to the Compensation Committee.  Neither Ms. Burr nor Ms. Quinn was selected as a director pursuant to any arrangement or understanding with any other person.  Neither Ms. Burr nor Ms. Quinn has been party to any reportable transactions with the Company pursuant to Item 404(a) of Regulation S-K.  As non-employee directors, Ms. Burr and Ms. Quinn will each receive compensation in accordance with the Company’s policies for compensating outside directors.

Item 7.01.          Regulation FD Disclosure.

On April 15, 2019, the Company issued a press release announcing the matters described in Item 5.02. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information (including Exhibit 99.1) being furnished pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated April 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 15, 2019	By:	/s/ James J. Comitale
	Name:	James J. Comitale
	Title:	Senior Vice President, General Counsel